Exhibit 10(b)9
FIRST AMENDMENT TO
CAPITAL FUNDS AGREEMENT
Between
ENTERGY CORPORATION
and
SYSTEM ENERGY RESOURCES, INC.

THIS First AMENDMENT, dated as of the 1st day of June, 1989, between Entergy Corporation (Entergy) and System Energy Resources, Inc. (System Energy), to the Capital Funds Agreement, dated as of June 21, 1974, between Middle South Utilities, Inc. and Middle South Energy, Inc. (Capital Funds Agreement), WITNESSETH THAT:
WHEREAS, a special group of officials have conducted an evaluation and review of Unit No. 2 of the Project; and
WHEREAS, Entergy and System Energy deem it desirable to terminate their respective obligations with respect to Unit No. 2 of the Project; and
WHEREAS, effective May 19, 1989, Entergy’s name was changed from Middle South Utilities, Inc. to Entergy Corporation; and
WHEREAS, effective December 20, 1986, System Energy’s name was changed from Middle South Energy, Inc. to System Energy Resources, Inc.; and
WHEREAS, Entergy and System Energy have entered into (1) a Sixteenth Supplementary Capital Funds Agreement and Assignment, dated as of May 1, 1986, with United States Trust Company of New York and Malcolm J. Hood, as Trustees, (ii) a Fourteenth and Fifteenth Supplementary Capital Funds Agreement and Assignment, dated as of June 15, 1985 and May 1, 1986, respectively, with Deposit Guaranty National Bank, United States Trust Company of New York and Malcolm J. Hood, as Trustees, (iii) a Seventeenth, Eighteenth, Nineteenth, Twentieth and Twenty-first Supplementary Capital Funds Agreement and Assignment, dated as of September 1, 1986, September 1, 1986, September 1, 1986, November 15, 1987 and December 1, 1987, respectively, with United States Trust Company of New York and Gerard F. Ganey, as Trustees, and (iv) a Twenty-second Supplementary Capital Funds Agreement and Assignment, dated as of December 1, 1988, with Chemical Bank as Agent, pursuant to which the following terms of this First Amendment have been consented to; and
WHEREAS, it is now appropriate and necessary to revise the Capital Funds Agreement accordingly.
NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the parties hereto agree with each other as follows:
1.    For purposes of this First Amendment to the Capital Funds Agreement, any term used herein which has a defined meaning in the Capital Funds Agreement shall, except as provided herein, have the same meaning herein.
2.    In the event that any portion of the Project is Abandoned prior to its Completion, the Capital Funds Agreement shall be amended so that all references in such Agreement to the “Project” shall be deemed to exclude all portions of the Project that are Abandoned.

“Abandoned” shall mean the good faith decision by System Energy to abandon any material portion of the Project as evidenced by a resolution of the Board of Directors of System Energy followed by a cessation of all operations (other than preservative maintenance) of such material portion for a period of ninety (90) days certified to in a certificate signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer of System Energy (Officers’ Certificate).
“Completion”, when applied to Unit No. 2, shall mean the first date on which all of the following have occurred: the necessary permits and operating licenses have been issued; the critical tests for the major components have been completed; Unit No. 2 has been placed in the control of System Energy by the principal contractor; Unit No. 2 has been synchronized into the power grid of the Parties for its function in the business of generating electric energy for the production of income; Unit No. 2 is available for commercial operation; and an Officers’ Certificate to such effect shall have been delivered to all necessary parties.
3.    All other provisions of the Capital Funds Agreement, including without limitation Section 1.3(a) of the Capital Funds Agreement, shall be deemed to continue in full force and effect notwithstanding such amendment.
IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Capital Funds Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.
ENTERGY CORPORATION

By:	/s/ H. Stuart Ball
H. Stuart Ball
Treasurer

SYSTEM ENERGY RESOURCES, INC.

By:	/s/ William Cavanaugh, III
William Cavanaugh, III
President